SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2004
                                                 -------------------------------


                            ORION ACQUISITON CORP. II

               (Exact Name of Registrant as Specified in Charter)

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
           Delaware                         0-20837                            13-386326
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(State or Other Jurisdiction of     (Commission File Number)        (IRS Employer Identification No.)
        Incorporation)
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401 Wilshire Boulevard, Suite 1020Santa Monica, California           90401
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  (310) 526-5000
                                                    ----------------------------

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On June 23, 2004, Orion Acquisition Corp. II ("Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with Citadel Media, Inc. ("Citadel") for the merger of Citadel with and into the Company, with the Company as the surviving corporation under Delaware law. The transaction is expected to close in several weeks, after certain notices are given to the stockholders of the Company, and certain conditions to closing are met, including the completion of a private placement of common stock by the Company of not less than $2,000,000 and no more than $6,000,000, at $2.00 per share, and entry into an agreement with American High Growth Retirement Trust limit the obligation of the Company to issue rights to the holders of the Class B Warrants.

CITADEL MEDIA, INC.
-------------------

     Citadel operates a network of affinity content publishers that consists of websites and affiliated print magazines. Currently, the focus of Citadel is sports and is marketed under the website theInsiders.com and the publishing brand of Citadel Publishing. Together these provide in-depth, original content to the affinity group. An affinity group is any group of individuals who share an interest in a specific topic, and an affinity content publisher is one that creates and disseminates articles and other information and advertising related to a specific topic.

     Citadel has created proprietary software and other network related tools to facilitate network publishing for itself and its affinity partners. The affinity publishers develop and produce content for their websites that are hosted by Citadel. In the aggregate, the network produces more than 1,000 team-specific news reports per day, the majority of which are consumer orientated. Citadel's online and print network has over 115,000 paid subscriptions. Citadel's website has approximately 1.77 million monthly unique users and reaches over 20 million unique users through syndication agreements and has over 800,000 registered users. This represents a significant audience for the network's advertisements and is a focused target group to be converted to paid subscribers over time.

     Citadel recruits and/or acquires select affiliate print and online partners, currently operating in the sports publishing industry. The agreement with recruited affiliates is a revenue sharing structure where they provide content for subscribers in exchange for Citadel providing website hosting, marketing, customer service tools and other services. Acquired entities are folded into the Citadel website, publishing and advertising structure. Citadel has agreements with various portals to generate exposure and website traffic, including Foxsports.com, Yahoosports.com, Sportsillustrated.com and Sportsline.com.

     Citadels sources of revenue consist of online subscriptions, magazine subscriptions, advertising and e-commerce.

CONSIDERATION
-------------

     The acquisition will be made by the Company issuing 443,526 shares of Class B preferred stock, in exchange for all the outstanding equity securities of Citadel. The Company will reserve an additional 241,474 shares of Class B preferred stock for issuance on exercise of

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the Citadel options and warrants that it assumes by operation of law and agreement upon consummation of the merger. The reserved shares will be distributed from time to time to the former Citadel stockholders to the extent the options and warrants are not exercised. The aggregate Class B preferred stock to be issued for the acquisition of Citadel is 685,000 shares.

     The Class B preferred stock will be convertible into 10 shares of common stock for each share of preferred stock. The conversion will take place once the Company has amended its certificate of incorporation to increase its authorized equity to not less than 25,000,000 shares of common stock which number will be sufficient to allow conversion of the Class B preferred stock. The Company will require a stockholders meeting to approve this amendment, and has committed to holding the meeting as soon as possible. The Class B preferred stock will vote on all matters with the common stock, voting as a single class, except where a class vote is required by law. The Class B preferred stock has certain preferences and other protections prior to conversion.

REPRESENTATIONS
---------------

     The Citadel has made customary representations and warranties to the Company as to certain facts about it corporate structure and its overall business. These include those relating to (i) corporate status and authority,
(ii) financial statements, (iii) non-contravention of outstanding contracts and obligations, laws and regulations affecting the business and arising because of the transaction, (iv) property of the business, (v) intellectual property used in the business and owned and licenses granted or held, (vi) employee matters,
(vii) taxes relating to the business, (viii) material contracts, (ix) government approvals and compliance with applicable laws, (x) operations, including absence of any material adverse change, (xi) general conduct of the business, and (xii) various other related matters.

COVENANTS
---------

     After closing, the Company will be obligated to seek stockholder approval of an amendment to the certificate of incorporation to increase the authorized common stock for the purpose, among other things, of permitting the conversion of the Class B preferred stock. In addition, it is anticipated that stockholder approval will be sought for other corporate actions, including the change of the name of the Company to reflect its acquisition.

     After the Closing, the Company, will file a registration statement to permit the former stockholders of Citadel to re-offer and re-sell the common stock that they obtain from the merger and conversion of the Class B preferred stock. In addition, the registration statement will include other securities that have been issued by the Company, including those issued in the private placement and to MDB Capital Group LLC as their compensation for acting as the placement agent. It is not certain when this registration statement will be filed or declared effective.

CONDITIONS TO CLOSING
---------------------

     There are a number of customary conditions to be satisfied in order to close. These include the following: (i) the representations and warranties of the parties must be accurate in all

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material respects at the closing, (ii) there can be no material adverse change in the business of Citadel, (iii) performance of various covenants, (iv) absence of any pending litigation which seeks to materially restrain, modify or invalidate the transaction, (v) receipt of any required consents and (vi) approval by the board of directors of the transaction and receipt of the vote of the shareholders of the Citadel approving the agreements and transaction. The consummation of the transaction also requires the execution and delivery of certain ancillary agreements.

     Also as conditions to closing, the Company (i) must complete simultaneously with the closing, a private placement of common stock of not less than $2,000,000 and no more than $6,000,000, (ii) have additional current assets of not less than $1,150,000, and (iii) must obtain a revision to the settlement agreement with American High Growth Equities Retirement Trust to limit the requirement to issue rights to the trust in connection with the conversion of its Class B Warrants and limit the need to make a comparable offer to the other holders of the Class B Warrants except in the discretion of the Company.

     At the Closing, the board of directors will consist of one continuing director of the Company, Mr. Christopher A. Marlett, and three persons who were the directors of Citadel prior to the merger, Messrs. J.C. Heckman, Jr., Brian Kosar and Patrick Crumb. The Company is distributing a Schedule 14(f) in connection with the change of directors and control of the Company, which must be distributed not less than 10 days prior to the effective date of the change, and therefore it is a condition to the closing.

     The Citadel stockholders have dissenters' rights in connection with the merger. As a condition to the closing, not more than an estimated $100,000 shall have to be paid to dissenters. The Company does not believe there are any dissenters.

     At the Closing, Orion, Christopher A. Marlett, Brian Kosar, J.C. Heckman, Jr., Patrick Crumb and several other significant stockholders of the post-merger company, will enter into a voting agreement whereby they each will agree to vote any voting securities over which they have voting authority or own in favor of each other or their designees for a period of three years as directors of the Company. Mr. Marlett may assign his right of designating a director nominee to MDB Capital Group LLC.

     At the Closing, MDB Capital Group LLC, Christopher A. Marlett and certain of the former stockholders of Citadel will agree not to sell their shares of common stock of the Company for a period of one year after the merger. The lock-up is subject to release if approved by the board of directors of the Company and the designee director of MDB (which is currently Mr. Marlett), but only after the conversion of the Class B preferred stock and the effectiveness of the registration statement for the resale of the shares issued to the former Citadel stockholders.

TERMINATION
-----------

     The Merger Agreement may be terminated in the following circumstances: (i) by mutual consent, (ii) after a material breach by either party or the non-compliance with a covenant that must be performed prior to the closing, or there is a material adverse effect in the representations and warranties of either party, (iii) after issuance of certain orders enjoining or otherwise

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prohibiting the transaction, (iv) either party enters into a competing transaction, (v) the Citadel stockholders fail to approve the transaction, (v) the amount payable to dissenting stockholders of Citadel is estimated to exceed $100,000, and (iv) if the closing has not occurred by July 31, 2004.

     In the event of a termination for breach, the non-breaching party may seek damages from the breaching party. If the termination occurs because the Company is in breach or there is a material change in the representations and warranties, or a material adverse change in the Company, or the Company enters into a competing transaction, then the loans made to Citadel in December 2003 and March 2004 will be extended to October 15, 2004.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

     The Company will file the required financial statements at the time it files a further Form 8-K Current Report relating to the consummation of the transactions contemplated by the Merger Agreement.

     (b)  Pro Forma Financial Statements

     The Company will file the required pro forma financial statements at the time it files a further Form 8-K Current Report relating to the consummation of the transactions contemplated by the Asset Agreement.

     (c)  Exhibits

          EXHIBIT NUMBER      DESCRIPTION
          --------------      -----------

          2.1 Agreement and Plan of Merger between Orion Acquisition Corp. II and Citadel Media, Inc.

          2.2                 Form of Certificate of Designations of Class B
                              Preferred Stock

          99.1                Press release of the Company dated June 28,  2004

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2004                   ORION ACQUISITION CORP. II
                                        (Registrant)

                                        /s/ Dyana Marlett
                                        -------------------------
                                        Dyana Marlett
                                        Secretary

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                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

2.1                 Agreement and Plan of Merger between Orion Acquisition Corp.
                    II and Citadel Media, Inc.

2.2                 Form of Certificate of Designations of Class B Preferred
                    Stock

99.1                Press release of the Company dated June 28, 2004

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